Exhibit 99.2

August 13, 2004

John W. Tate

161 Wing Haven Circle

Winston-Salem, NC  27106

Dear John:

I am pleased to offer you the position of Executive Vice President and Chief Operating Officer of Restoration Hardware, Inc. (the “Company”).  This letter will confirm the most important details of our offer to you.  By acceptance of this offer of employment from the Company, you will be deemed, without any further action by you, to have resigned, effective immediately before such time of acceptance of employment, from the Board of Directors of the Company (the “Board”) and all Board committees and your employment with the Company shall commence with your first full day of employment at the Company.

Title	Executive Vice President and Chief Operating Officer, reporting to the Chief Executive Officer.

Salary	$425,000 per year, paid bi-weekly. Salary to increase to $450,000 per year, effective April 1, 2005.

Bonus

You will be eligible for an annual bonus for work performed in connection with the Company’s 2004 fiscal year, not to exceed an aggregate amount of $75,000, with the amount actually payable based on the level of achievement of minimum bonus threshold performance goals determined by the Board or the Compensation Committee of the Board, provided, however, that if you achieve your target performance goals or stretch performance goals, in each case as determined by the Board or the Compensation Committee, such maximum annual bonus amount shall increase to up to $100,000 and $150,000, respectively.  Any bonus you receive will be payable when the Company distributes its annual incentive bonuses.

Management Incentive Program

Starting with the Company’s 2005 fiscal year, you will be eligible to participate in the Company’s Management Incentive Program. Your bonus eligibility range will be up to (i) 25% of your base salary upon achievement of certain minimum bonus threshold performance goals, (ii) 50% of your base salary upon achievement of certain target bonus threshold performance goals, or (iii) 75% of your base salary upon achievement of stretch bonus threshold performance goals, in each case as determined by the Board or the Compensation Committee.

Stock Option Grants

400,000 stock options at the fair market value of our common stock on the grant date thereof, to have a vesting start date concurrent with your first day of full-time employment in your new role as an officer of the Company.  Stock options will vest at 25% per year, over a four-year period, and have a ten-year term, with other terms being in accordance with the Company’s 1998 Stock Incentive Plan, as amended and restated October 9, 2002.  Your initial option grant will be an incentive stock option to the maximum extent permitted under Section 422 of the Internal Revenue Code.

In addition, you will be granted 25,000 stock options, with a vesting start date of April 1, 2005, at the fair market value of our common stock on the grant date.  Stock options will vest at 25% per year, over a four-year period, and have a ten-year term, with other terms being in accordance with the Company’s 1998 Stock Incentive Plan, as amended and restated October 9, 2002.  This option grant will be an incentive stock option to the maximum extent permitted under Section 422 of the Internal Revenue Code.

Severance

Should you be terminated without Cause (as defined in Attachment A hereto) by the Company, other than in connection with a Change of Control (as defined in Attachment A hereto), you will receive salary continuation for a period of one (1) year from your termination date at the annual rate of your base salary.  In the event that you resign or are terminated by the Company for Cause, you will not be eligible to receive any severance pay.  Your entitlement to any severance payments will be contingent upon your execution of the Company’s written release and expiration of any applicable revocation period to the Company’s written release (see Attachment A).

Change of Control

Should there be a Change of Control of the Company, and you, thereafter, are terminated without Cause by the Company or successor entity within 18 months following the consummation of such Change of Control, you will receive, in lieu of any other severance, salary continuation for a period of one (1) year from your termination date at the annual rate of your base salary.  In addition, your initial stock option grant to purchase up to 400,000 shares of common stock described above, to the extent not already fully vested, will vest in full.

Confidentiality	As a condition to acceptance of this offer of employment, you agree to the confidentiality obligations set forth more fully in Attachment B hereto.

Non-Interference

Because you will have access to confidential information belonging to the Company, as a condition to acceptance of this offer of employment, you also agree to the non-interference obligations set forth more fully in Attachment B hereto.

Certain Notifications	As a condition to acceptance of this offer of employment, you agree that you will provide the Board with immediate notification of certain events as set forth in Attachment C hereto.

Car Allowance	You will receive a car allowance of $500 per month.

401(k) Plan	You will be eligible to participate in the Company’s 401(k) Plan on the first enrollment date following your date of hire.

Medical Benefits	You will be eligible to participate in the Company’s healthcare program per the Company’s guidelines.

Vacation	15 business days (3 calendar weeks) per year.

Employee Discount	You will be eligible for a 40% associate discount on merchandise of the Company.

Relocation Expenses

For the first year of employment with the Company, you will receive a monthly relocation allowance of $4,000 (which such amount shall be used to cover interim living costs and personal travel costs for you and your family).

Miscellaneous Benefits	You will be eligible for other benefits, if any, to the extent set forth in the attachments hereto.

Representations

Because the position of employment offered to you will require your full time and attention, you covenant that, following your first day of employment with the Company, you will be able to, and will in fact, dedicate all of your time and attention to the Company.  You also represent that you have complied, and you will continue to comply, with all applicable federal and state securities laws, whether such compliance is in connection with your past employment, anticipated employment with the Company or in your personal capacity.

The language that follows reflects our standard and legally required offer letter language.  We do not mean for it to come across as impersonal, but rather, as sound and necessary information for you to know from the outset of your working relationship with us.  The relationship between you and the Company is called “at-will employment.”  This means that employment with the Company is for no specific period of time. As a result, either you or the Company is free to terminate your employment relationship at any time for any reason, with or without Cause. This is the full and complete agreement between us on this term. Although your job duties, title, compensation, benefits, or the Company’s policies, practices and procedures may change from time to time, the “at-will” nature of your employment may only be changed in an express writing signed by you and the Chief Executive Officer of the Company.

Finally, your employment is contingent on you executing a Proprietary Information and Inventions Agreement and providing the Company with legal proof of your identity and authorization to work in the United States at the time of hire.

I am enclosing two copies of this letter. Please sign and return one copy to me and keep the other copy for your files.

John, we are very excited about you joining the “Resto” team and look forward to your contributions to the growth and success of the Company.

Sincerely,

/s/ Gary Friedman

Gary Friedman
Chief Executive Officer

I understand and agree to the terms of this offer of employment:

/s/ John W. Tate	8/17/04
John W. Tate	Date

cc:	Associate’s File

Attachment A

You acknowledge that, except as expressly provided in this offer letter, you will not receive any additional compensation, severance or benefits after your termination of employment. In the event that the Company terminates your employment for Cause, the Company shall pay you all compensation due and owing through the last day actually worked and thereafter the obligations of the Company under this offer letter shall cease.

You agree and acknowledge that your right to receive severance payments shall be conditioned upon your execution of a release agreement with the Company containing standard terms and conditions used by the Company at the time for a general release by a senior officer of all claims arising from the officer’s relationship with the Company.

Definition of Cause.  A termination of employment is for “Cause” if you have been convicted of a felony involving fraud, dishonesty or personal injury to another human being, you die or suffer from a Disability (as defined below) during your continued employment with the Company or the termination is evidenced by a resolution adopted in good faith by a majority of the Board to the effect that you:  (i) intentionally and continually failed substantially to perform your reasonably assigned duties with the Company, which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to you specifying the manner in which you have failed substantially to perform; or (ii) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided, that no termination of your employment shall be for Cause as set forth in clause (ii) above until there shall have been delivered to you a copy of a written notice setting forth that you were guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail. No act, nor failure to act, on your part shall be considered “intentional” unless you have acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that your action or failure to act was in the best interest of the Company.  A termination of employment is also for “Cause” if the termination is evidenced by a resolution adopted in good faith by a majority of the Board following a notification from you, or following the occurrence, of any of the events described in Attachment C of this offer letter.

Definition of Disability.  “Disability” shall mean that you are unable to carry out the responsibilities and functions of the position held by you by reason of any physical or mental impairment for more than one hundred twenty (120) days in any twelve (12) month period.  If you suffer from a Disability, then, to the extent permitted by law, the Company may terminate your employment.  The Company shall pay to you all compensation to which you are entitled up through the date of termination, and thereafter all obligations of the Company under this offer letter shall cease.  Nothing in this offer letter shall affect your rights under any disability plan in which you are a participant.

Definition of Change of Control.  “Change of Control” shall mean a change in ownership or control of the Company effected through any of the following transactions:

(i)                                     A merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii)                                  The sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company; or

(iii)                               The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or

(iv)                              A change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

Attachment B

Confidentiality

You agree to hold in confidence for the benefit of the Company all secret or confidential information, knowledge or data, including proprietary information and trade secrets, relating to the Company and its businesses, which shall have been obtained by you prior to or in the course of your employment by the Company (“Confidential Information”), provided, however, that Confidential Information shall not retain its status as such if the Confidential Information (i) is publicly known through no act or omission by you, (ii) becomes available to you on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with, or other obligation of secrecy to, the Company or another party, or (iii) is know by you prior to receiving it from the Company, provided that such information is not subject to another confidentiality agreement with, or other obligation of secrecy to, the Company or another party.  You also shall have the right to disclose Confidential Information to the extent required by law, provided that you first give prompt written notice to the Company regarding the intention to make such disclosure and, provided, further, you request confidential treatment of such Confidential Information to the fullest extent permitted by law. Whether before or after termination of your employment with the Company, you shall not, without the prior written consent of the Company, communicate or divulge any Confidential Information, other than to the Company and to those persons or entities designated by the Company or as otherwise is reasonably necessary for you to carry out you responsibilities as an executive of the Company.

You also represent and warrant and covenant that you shall not disclose to the Company, or use, or induce the Company to use, any confidential or proprietary information or trade secrets of others at any time, and you acknowledge and agree that any violation of this provision shall be grounds for your immediate termination for Cause and could subject you to substantial civil liabilities and criminal penalties.  You further specifically and expressly acknowledge that no officer or other employee or representative of the Company has requested or instructed you to disclose or use any such third party confidential or proprietary information or trade secrets.

Non-Interference

You agree that from the date of this offer letter to the sooner to occur of (i) the end of the twelfth month following your last day of employment with the Company or (ii) the second anniversary of the date of the Change of Control, you will not:

(a) Solicit, raid, entice or induce, either directly or through a third party, any person then employed by the Company or who was employed by the Company within the preceding twelve (12) months to be employed by another person, or either directly or through a third party hire or otherwise employ any person then employed by the Company or who was employed by the Company within the preceding twelve (12) months;

(b) Assist a competitor or other employer in taking such action set forth in subsection (a) above;

(c) Directly or indirectly work for or make a significant investment in a Competitor (as defined below) including by becoming an employee, officer, director, consultant, stockholder, partner, consultant or other similar arrangement, unless and solely to the extent that you can demonstrate that any action that otherwise would contravene this subsection (c) was done without use in any way of Confidential Information; provided, that nothing in this offer letter shall be deemed to prohibit you from owning not more than five percent (5%) of any class of publicly traded securities of a Competitor.

Definition of Competitor.  “Competitor” shall mean (i) a retail company, including without limitation, a subsidiary or business unit of such company, where an aggregate of 25% or more of its revenue

(including revenue of any subsidiary or business unit) is derived from the home furnishings business, including without limitation, lighting, floor covering, furniture, hardware and tools, or hard goods business or (ii) a manufacturer, supplier or other vendor that has a material vendor relationship with the Company.

You also agree that you will hold all Confidential Information in strict confidence and will not use such Confidential Information to, among other things, compete with the Company.

In addition to any other remedies to which Company would be entitled, in the event of a breach by you of these non-interference obligations, all salary continuation and other benefits to which you would be entitled, if any, shall cease.

If one or more provisions of these non-interference obligations are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this offer letter and the balance of this offer letter shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

Attachment C

You agree that you will immediately notify the Board upon the occurrence of any of the following events and you agree that any such events may be the basis, in the Board’s good faith determination, for termination of your employment for Cause:

1)  you become a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

2) you become the subject of any order, judgment or decree of any legal tribunal of competent jurisdiction, permanently or temporarily enjoining you from, or otherwise limiting, the following activities:

(i) engaging in any type of business practice; or

(ii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

3) you are found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law; or

4)  you receive a “Wells notice”.